Exhibit 99.1

Ethan Allen Reports Results for Quarter Ended September 30, 2011

DANBURY, Conn.--(BUSINESS WIRE)--October 24, 2011--Ethan Allen Interiors Inc. (“Ethan Allen”, the “Company”, “We”, or “Our”) (NYSE:ETH) reported operating results for the three months ended September 30, 2011.

Net sales for the quarter ended September 30, 2011 increased 12.2% over the prior year to $184.9 million. The Company’s Retail division net sales increased 16.7% to $141.2 million including comparable design center net sales growth of 14.9%. Written orders booked during the quarter by the Retail division were 13.2% greater than the prior year quarter including comparable design center order growth of 11.4%.

Farooq Kathwari, Chairman and CEO commented, “We are gratified to see continued improvements in our sales and profitability. Our focus of providing ‘aspirational and attainable’ offerings with complimentary design services is helping us differentiate in a very positive manner.”

Net income for the quarter ended September 30, 2011 was $6.8 million or $0.23 per diluted share compared with the prior year of $3.8 million or $0.13 per diluted share. Excluding special items in both periods, net income for the quarter ended September 30, 2011 was $7.2 million or $0.25 per diluted share compared with $3.2 million or $0.11 per diluted share in the prior year period.

Mr. Kathwari continued, “Many major changes we undertook in the last three years demonstrate the impact of our vertically integrated structure. Our adjusted operating income grew 116% and our adjusted net income grew 127%. We also continued to maintain strong liquidity with $105.9 million of cash and securities while continuing to invest in our operations and also reducing our debt.”

Mr. Kathwari concluded, “We plan to continue with our marketing and operational initiatives including introduction of a major product program reaching a larger consumer base and a strong adverting program getting across our total value proposition of style, quality, value, and personal service. While the economic environment remains challenging, we remain cautiously optimistic primarily due to the implementation of our various initiatives. However, we are also preparing for contingencies if the overall economic conditions were to deteriorate.”

Analyst Conference Call

The Company will conduct a conference call at 11:00 AM (Eastern) on Tuesday October 25th to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors.

About Ethan Allen

Ethan Allen Interiors Inc. is a leading interior design company and a manufacturer and retailer of quality home furnishings. Ethan Allen offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and through a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates seven manufacturing facilities in North America, including five manufacturing plants and one sawmill in the United States and one manufacturing plant in Mexico. Approximately seventy percent of its products are made in its United States plants. For more information on Ethan Allen’s products and services, visit ethanallen.com.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2011 (the “2011 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2011 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

Ethan Allen Interiors Inc.
Selected Financial Information
Unaudited
(in thousands)

Selected Consolidated Financial Data:

	Three Months Ended
	09/30/11	09/30/10

Net sales	$184.9	$164.8
Gross margin	52.9%	50.0%
Operating margin	7.4%	3.3%
Operating margin (excluding special items*)	7.4%	3.8%
Net income	$6.8	$3.8
Net income (excluding special items* and unusual income tax effects)	$7.2	$3.2
Operating cash flow	$6.3	($0.9)
Capital expenditures	$3.4	$1.5
Acquisitions	$0.0	$0.0
Treasury stock repurchases (settlement date basis)	$0.8	$5.4

EBITDA	$18.6	$13.9
EBITDA as % of net sales	10.1%	8.4%

EBITDA (excluding special items*)	$18.6	$13.3
EBITDA as % of net sales (excluding special items*)	10.0%	8.0%

Selected Financial Data by Business Segment:
	Three Months Ended
	09/30/11	09/30/10
Retail
Net sales	$141.2	$121.0
Operating margin	-1.1%	-3.5%
Operating margin (excluding special items*)	-1.1%	-3.4%

Wholesale
Net sales	$116.4	$107.6
Operating margin	13.5%	11.1%
Operating margin (excluding special items*)	13.5%	11.7%

* Special items consist of restructuring, impairment, transition charges and other certain items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
Condensed Consolidated Income Statements
Unaudited
(in thousands)

	Three Months Ended
	09/30/11	09/30/10

Net sales	$184,921	$164,841
Cost of sales	87,036	82,460
Gross profit	97,885	82,381
Operating expenses:
Selling	43,620	39,327
General and administrative	40,667	37,443
Restructuring and impairment charge	(40)	225
Total operating expenses	84,247	76,995
Operating income	13,638	5,386
Interest and other income	60	3,157
Interest expense	2,351	2,974
Income before income taxes	11,347	5,569
Income tax expense	4,577	1,756
Net income	$6,770	$3,813

Basic earnings per common share:
Net income per basic share	$0.24	$0.13
Basic weighted average shares outstanding	28,760	28,779

Diluted earnings per common share:
Net income per diluted share	$0.23	$0.13
Diluted weighted average shares outstanding	28,951	28,950

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	September 30,	June 30,
	2011	2011
Assets
Current assets:
Cash and cash equivalents	$79,376	$78,519
Marketable securities	11,107	12,909
Accounts receivable, net	14,643	15,036
Inventories	141,050	141,692
Prepaid expenses & other current assets	21,255	20,372
Total current assets	267,431	268,528

Property, plant and equipment, net	291,535	294,853
Intangible assets, net	45,128	45,128
Restricted cash and investments	15,395	16,391
Other assets	3,243	3,425

Total Assets	$622,732	$628,325

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	-	19
Customer deposits	57,742	62,649
Accounts payable	23,061	26,958
Accrued expenses & other current liabilities	68,438	64,990
Total current liabilities	149,241	154,616

Long-term debt	162,861	165,013
Other long-term liabilities	18,542	18,975
Deferred income taxes	7,932	8,034
Total liabilities	338,576	346,638

Shareholders' equity	284,156	281,687

Total Liabilities and Shareholders' Equity	$622,732	$628,325

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three Months Ended September 30, 2011 and 2010
Unaudited
(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2011	2010
Net Income / Earnings Per Share
Net income	$6,770	$3,813
Special items net of related tax effects *	(25)	(378)
Unusual income tax effects	435	(277)
Net income (excluding special items* and unusual income tax effects)	$7,180	$3,158

Basic weighted average shares outstanding	28,760	28,779
Earnings per basic share	$0.24	$0.13
Earnings per basic share (excluding special items* and unusual income tax effects)	$0.25	$0.11

Diluted weighted average shares outstanding	28,951	28,950
Earnings per diluted share	$0.23	$0.13
Earnings per diluted share (excluding special items* and unusual income tax effects)	$0.25	$0.11

Consolidated Operating Income / Operating Margin
Operating income	$13,638	$5,386
Add: special items *	(40)	904
Operating income (excluding special items*)	$13,598	$6,290

Net sales	$184,921	$164,841
Operating margin	7.4%	3.3%
Operating margin (excluding special items*)	7.4%	3.8%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$15,691	$11,939
Add: special items	-	679
Wholesale operating income (excluding special items*)	$15,691	$12,618
Wholesale net sales	$116,394	$107,555
Wholesale operating margin	13.5%	11.1%
Wholesale operating margin (excluding special items*)	13.5%	11.7%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$(1,497)	$(4,290)
Add: special items	(40)	225
Retail operating income (loss) (excluding special items*)	$(1,537)	$(4,065)
Retail net sales	$141,181	$121,023
Retail operating margin	-1.1%	-3.5%
Retail operating margin (excluding special items*)	-1.1%	-3.4%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three Months Ended September 30, 2011 and 2010
Unaudited
(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2011	2010

EBITDA
Net income	$6,770	$3,813
Add: interest expense, net	2,258	2,675
Less: income tax expense	4,577	1,756
Add: depreciation and amortization	4,989	5,607
EBITDA	$18,594	$13,851
Net sales	$184,921	$164,841
EBITDA as % of net sales	10.1%	8.4%

EBITDA	$18,594	$13,851
Add: special items*	(40)	(596)
Adjusted EBITDA	$18,554	$13,255
Net sales	$184,921	$164,841
Adjusted EBITDA as % of net sales	10.0%	8.0%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

CONTACT:
Ethan Allen Interiors Inc.
Investor / Media:
David R. Callen, 203-743-8305
Vice President Finance & Treasurer